Exhibit 99.1

                            Omega Announces Earnings

    STATE COLLEGE, Pa., Jan. 26 /PRNewswire-FirstCall/ -- Omega Financial Corporation (Nasdaq: OMEF) reported 2003 net income of $17.185 million, a reduction of $994,000, or 5.5%, when compared to net income in 2002 of $18.179 million, company officials said. Net income for the fourth quarter of 2003 was $4.391 million, a reduction of 3.9%, when compared to 2002 net income of $4.571 for the same period. Diluted earnings per share are $2.01 for the year as compared to $2.10 in 2002. In the fourth quarter, diluted earnings per share were $.51 compared to $.53 in the same period last year. The company's annual cash dividend per common share rose by 3.5% from last year, from $1.13 to $1.17.


    "As we noted throughout the year, the rate environment we found ourselves in exerted continuing pressure on our net interest margin," said David B. Lee,
Omega's chairman and chief executive officer. "The decline in   net interest
margin of 5.1%, or $2.560 million caused by both lower rates and reduced earning assets, negated our otherwise solid performances by both our traditional product line and new lines of business we have added to enhance future revenue."

    Gains on the sale of loans and investment securities was $934,000 higher in 2003 than the previous year. In addition, the company reflected the benefit of a lower effective tax rate for 2003 during the fourth quarter, which improved net income by $357,000.

    "We are encouraged that our loan quality remains strong, and has even improved," Lee said, noting that the company reduced its non-performing loans by 9% as compared to prior year-end, resulting in a decreased provision for loan losses. "We achieved this positive result despite a sputtering economy and a number of lost jobs in the bank's service area," he said. "We felt that it was paramount to further strengthen what is already a solid loan portfolio by maintaining our loan quality standards."

    Average outstanding loans in total increased by nearly 2%, despite sales of loans during the year. A decline in average earning assets of $5.7 million, Lee said, was due to the sale of approximately $10 million in consumer mortgage loans in the second quarter of this year. Additionally, nearly
$2 million in student loans was sold in the second quarter.

    The company's non-interest income continues to climb, rising by $837,000, or 5.8%. Lee attributed that increase to continuing customer satisfaction with both traditional services provided by Omega Bank and a variety of new products now offered at the bank's offices and online. "The new services we offer through our insurance and investment services divisions, such as annuities and long-term care insurance, have been gaining customer acceptance. We have become a source of financial services that suit a broader range of needs," Lee said. "At the same time, our free checking account has become very popular and customers like our new courtesy overdraft service. We've also made our online banking more powerful, with additions to our website that include instant views of cleared check images. These changes are all geared to greater customer convenience."

    Omega Financial serves seven Central Pennsylvania counties through Omega Bank. Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com . Selected financial highlights are summarized on the following page.


                  OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                     (In thousands, except as indicated  * )

                                                       For the Quarter
                                                2003        2002     % Change

    Earnings:
      Net income                                $4,391      $4,571     (3.9)%

    Per share statistics: *
      Diluted earnings                            $.51        $.53     (3.8)%
      Dividends declared - common                  .30         .29      3.4
      Dividends declared - preferred               -           .45   (100.0)
      Book value - common                        19.79       20.01     (1.1)
      Market value - High                        38.99       37.25      4.7
                     Low                         33.24       33.17      0.2

    Financial position at December 31:
      Assets                                $1,140,166  $1,154,557     (1.2)%
      Deposits                                 907,580     919,255     (1.3)
      Net loans                                777,575     768,767      1.1
      Shareholders' equity                     167,439     162,110      3.3

    Average Balances:
      Assets                                $1,139,723  $1,142,827     (0.3)%
      Deposits                                 907,179     910,452     (0.4)
      Net loans                                780,352     778,227      0.3
      Shareholders' equity                     167,810     162,661      3.2

    Profitability ratios - annualized: *
      Return on average assets                   1.54%       1.60%     (3.8)%
      Return on average equity                  10.47       11.24      (6.9)
      Net interest margin - fully tax
       equivalent                                4.19        4.63      (9.5)

    Shares outstanding at December 31: *
      Common                                 8,458,823   8,099,778      4.4%
      Preferred                                      -     219,781   (100.0)%


                  OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                     (In thousands, except as indicated  * )

                                                       Year to Date
                                              2003         2002      % Change

    Earnings:
      Net income                              $17,185      $18,179     (5.5)%

    Per share statistics: *
      Diluted earnings                          $2.01        $2.10     (4.3)%
      Dividends declared - common                1.17         1.13      3.5
      Dividends declared - preferred             1.35         1.80    (25.0)
      Book value - common                       19.79        20.01     (1.1)
      Market value - High                       38.99        37.25      4.7
                     Low                        31.25        30.20      3.5

    Financial position at December 31:
      Assets                               $1,140,166   $1,154,557     (1.2)%
      Deposits                                907,580      919,255     (1.3)
      Net loans                               777,575      768,767      1.1
      Shareholders' equity                    167,439      162,110      3.3

    Average Balances:
      Assets                               $1,145,407   $1,149,810     (0.4)%
      Deposits                                913,178      921,052     (0.9)
      Net loans                               779,025      764,499      1.9
      Shareholders' equity                    166,469      160,551      3.7

    Profitability ratios - annualized: *
      Return on average assets                   1.50%        1.58%    (5.1)%
      Return on average equity                  10.32        11.32     (8.8)
      Net interest margin - fully tax
       equivalent                                4.32         4.58     (5.7)

    Shares outstanding at December 31: *
      Common                                8,458,823    8,099,778      4.4%
      Preferred                                     -      219,781   (100.0)%


                   OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (In thousands, except share data)
                                    Unaudited

                                                               Twelve Months
                                          Three Months Ended       Ended
                                             December 31,       December 31,
                                            2003     2002      2003     2002
    Interest Income:
    Interest and fees on loans             $11,472  $12,893  $47,710  $52,895
    Interest and dividends on investment
     securities                              2,040    2,710    8,765   11,683
    Other interest income                       44       68      308      382
    TOTAL INTEREST INCOME                   13,556   15,671   56,783   64,960

    Interest Expense:
    Interest on deposits                     2,803    3,780   12,339   17,777
    Interest on short-term borrowings           64      180      329      754
    Interest on long-term debt and
      other interest bearing liabilities       270      191    1,038      792
    TOTAL INTEREST EXPENSE                   3,137    4,151   13,706   19,323

    NET INTEREST INCOME                     10,419   11,520   43,077   45,637
    Provision for loan losses                    -        -      350      630
    INCOME FROM CREDIT ACTIVITIES           10,419   11,520   42,727   45,007

    Other Income:
    Service fees on deposit accounts         1,436    1,524    5,754    5,099
    Service fees on loans                      220      440    1,351    1,227
    Earnings on bank-owned life insurance      292      364    1,395    1,523
    Trust fees                                 885      766    3,623    3,585
    Gain on sale of loans and other assets      11        5      292       73
    Net gains on investment securities         140        3    1,127      412
    Other                                      786      748    3,263    3,115
    TOTAL OTHER INCOME                       3,770    3,850   16,805   15,034

    Other Expense:
    Salaries and employee benefits           4,931    5,013   20,091   19,753
    Net occupancy expense                      599      597    2,372    2,287
    Equipment expense                          685      695    2,777    2,577
    Data processing service                    402      494    1,673    1,740
    Other                                    2,402    2,541   10,608    9,855
    TOTAL OTHER EXPENSE                      9,019    9,340   37,521   36,212
    Income before taxes                      5,170    6,030   22,011   23,829
    Income tax expense                         779    1,459    4,826    5,650
    NET INCOME                              $4,391   $4,571  $17,185  $18,179

    Net income per common share:
      Basic                                   $.52     $.55    $2.07    $2.17
      Diluted                                 $.51     $.53    $2.01    $2.10
    Weighted average shares and equivalents:
      Basic                                  8,384    8,112    8,169    8,189
      Diluted                                8,545    8,564    8,524    8,621
    Dividends declared per share:
      Common                                 $0.30     $.29    $1.17    $1.13
      Preferred                              $ -       $.45    $1.35    $1.80


                  OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                    Unaudited
                                                December 31,      December 31,
    Assets                                          2003              2002
    Cash and due from banks                        $32,420           $36,049

    Interest bearing deposits with other
     financial institutions                         10,682             8,757
    Federal funds sold                              17,850            33,900

    Investment securities available for sale       240,539           251,508

    Total loans                                    788,144           779,819
    Less: Allowance for loan losses                (10,569)          (11,052)
    Net loans                                      777,575           768,767

    Premises and equipment, net                     14,348            14,719
    Bank-owned life insurance                       37,134            31,739
    Other assets                                     9,618             9,118
    TOTAL ASSETS                                $1,140,166        $1,154,557

    Liabilities and Shareholders' Equity
    Deposits:
       Non-interest bearing                       $155,702          $148,498
       Interest bearing                            751,878           770,757
    Total deposits                                 907,580           919,255

    Short-term borrowings                           33,263            41,452
    Other liabilities                                6,950            11,909
    ESOP debt                                        2,521             2,832
    Long-term debt                                  21,600            16,237
    Other interest bearing liabilities                 813               762
    TOTAL LIABILITIES                              972,727           992,447

    TOTAL SHAREHOLDERS' EQUITY                     167,439           162,110
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $1,140,166        $1,154,557

SOURCE  Omega Financial Corporation
    -0-                             01/26/2004
    /CONTACT: JoAnn McMinn, SVP, Investor Relations Officer of Omega Financial Corporation, +1-814-231-5779/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/19990921/OMFCLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com
    /Web site:  http://www.omegafinancial.com/
    (OMEF)

CO:  Omega Financial Corporation
ST:  Pennsylvania
IN:  FIN
SU:  ERN